Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion by reference in this Registration Statement on Form S-8 of Jerash Holdings (US), Inc. of our report dated June 29, 2020 with respect to our audit of the consolidated financial statements of Jerash Holdings (US), Inc. as of March 31, 2020 and for the year then ended which appears in Jerash Holding (US), Inc.’s Annual Report on Form 10-K for the year ended March 31, 2020.

/s/ Friedman LLP

New York, New York

April 5, 2021